FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1


                 WSI INDUSTRIES REPORTS PROFITABLE FIRST QUARTER

JANUARY 8, 2004--MINNEAPOLIS, MN--WSI Industries, Inc. (Nasdaq: WSCI) today reported net sales of $2,806,000 for the first quarter of fiscal 2004 ended November 30, 2003, up from $2,434,000 in the year-earlier quarter. The Company posted net income of $56,000 or $.02 per share, compared to $39,000 or $.02 per share in the first quarter of fiscal 2003.

The Company also announced today that its Board of Directors has declared a dividend of $.0375 per share. The dividend will be payable February 6, 2004 to holders of record on January 23, 2004.

Michael J. Pudil, president and chief executive officer, commented: "We are pleased with our revenue growth in the Taurus operation over this past year. Along with a 15% increase in sales over the prior year quarter, we have generated a profit for a sixth consecutive quarter." Pudil went on to say: "We expect Fiscal 2004 to continue to experience positive earnings and cash flow."

WSI Industries, Inc. is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including avionics and aerospace, recreational vehicles, computers, small engines and the defense market.

                                      # # #


For additional information:
---------------------------
Michael J. Pudil (CEO) or Paul D. Sheely (CFO)
763/428-4308

--------------------------------------------------------------------------------
The statements included herein which are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. There are certain important factors which could cause actual results to differ materially from those anticipated by some of the statements made herein, including the Company's ability to retain current programs and obtain additional manufacturing programs, and other factors detailed in the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------




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                              WSI INDUSTRIES, INC.


CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
In thousands, except per share amounts

                                                         First quarter ended
                                                    ------------------------------
                                                    November 30,      November 24,
                                                       2003               2002
                                                    ------------     -------------

Net Sales                                             $ 2,806           $ 2,434
Cost of products sold                                   2,395             1,972
                                                      -------           -------
Gross margin                                              411               462
Selling and administrative expense                        318               379
Interest and other income                                 (15)              (19)
Interest and other expense                                 16                41
                                                      -------           -------
Earnings from operations
        before income taxes                                92                61
Income taxes                                               36                22
                                                      -------           -------
Net earnings                                          $    56           $    39
                                                      =======           =======
Basic earnings (loss) per share                       $  0.02           $  0.02
                                                      =======           =======
Diluted earnings (loss) per share                     $  0.02           $  0.02
                                                      =======           =======

Weighted average number of common
  shares outstanding                                    2,551             2,465

Weighted average number of
  dilutive common shares outstanding                    2,629             2,465


CONDENSED BALANCE SHEETS  (Unaudited)
In thousands

                                                         November 30,   November 24,
                                                             2003           2002
                                                         ------------   ------------
Assets:

Total Current Assets                                        $3,423         $3,455
Property, Plant, and Equipment, net                          1,593          2,052
Intangible Assets, net                                       4,146          4,325
                                                            ------         ------
        Total Assets                                        $9,162         $9,832
                                                            ======         ======

Liabilities and Shareholders' Equity:
Total current liabilities                                   $1,213         $1,504
Long-term debt                                                 597          1,351
Shareholders' equity                                         7,352          6,977
                                                            ------         ------
        Total Liabilities and Shareholders' Equity          $9,162         $9,832
                                                            ======         ======